SHARE EXCHANGE AGREEMENT

Between and Among

TYLERSTONE VENTURES CORPORATION,

NCOAT, INC.,

and

CERTAIN NCOAT, INC. SHAREHOLDERS

Dated as of February 3, 2007

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 3rd day of February, 2007, by and between TYLERSTONE VENTURES CORPORATION, a Delaware corporation (hereinafter referred to as “Tylerstone”), with offices at 7237 Pace Drive, Whitsett, NC 27377; nCOAT, INC., a Delaware corporation (hereinafter referred to as "nCoat"), with offices at 7237 Pace Drive, Whitsett, NC 27377 and each of the voting shareholders of nCoat listed below on Exhibit A (the “Accepting Shareholders”).

RECITALS

WHEREAS, Tylerstone is a publicly held corporation organized under the laws of the State of Delaware with no significant operations;

WHEREAS, nCoat is a privately held corporation organized under the laws of Delaware;

WHEREAS, Tylerstone agrees to acquire up to 100% of the issued and outstanding securities of nCoat in exchange for the issuance of certain shares of Tylerstone common stock to the nCoat shareholders (the "Exchange") and the shareholders of nCoat (the "nCoat Shareholders") agree to exchange their shares of nCoat on the terms described herein; and

WHEREAS, a material inducement to nCoat and the nCoat Shareholders to enter into and proceed with the transactions described in this Agreement is the covenant set forth below that Tylerstone will complete a financing of between $7,500,000 and $12,500,000 in connection with the closing of the transactions described in this Agreement.

AGREEMENT

NOW THEREFORE, based on the foregoing recitals and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF nCOAT

As an inducement to, and to obtain the reliance of Tylerstone, except as set forth in the nCoat Schedules (as hereinafter defined), nCoat represents and warrants as of the date hereof and as of the Closing Date, as defined below, as follows:

Section 1.01  Organization; Authorization.  nCoat is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the nCoat Schedules are complete and correct copies of the certificate of incorporation, and bylaws of nCoat as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of nCoat’s certificate of incorporation or bylaws. nCoat has taken all actions required by law, its certificate of incorporation, or otherwise to authorize the execution and delivery of this Agreement. nCoat has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02  Capitalization. The authorized capitalization of nCoat consists of Fifteen Million (15,000,000) shares of common stock, par value of $0.0001 per share. There are Eleven Million Five Hundred Fifty-Four Thousand Five Hundred Forty-Five (11,554,545) shares of common stock currently issued and outstanding. The issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. A portion of the shares that have been issued to employees of nCoat, Inc. and others are subject to restrictions (“Restricted Shares”). A small portion of the Restricted Shares have restrictions only under rule 144 of the U.S. Securities and Exchange Commission, however the majority of these shares have more restrictions, including some or all of the following: vesting schedules requiring the individual employee to whom the stock may be issued to continue his or her employment for a period of time previously determined by the management of nCoat; restrictions on relocating by the employee to such nCoat office location or locations as shall be required by the management of nCoat; restrictions on objective performance levels expected of the employee; restrictions dependent on the possible transactions of the Company in closing a sale, merger or other combination such as the one contemplated herein, and other similar restrictions. The Restricted Share Certificates bear a restricted legend that includes the specific set of restrictions for those shares and in connection with their issue, if there is a restriction that remains in place, among other things, the owners of those shares have assigned any and all voting powers by grant of a power of attorney to the Voting Shareholders to collectively vote the Restricted Shares’ vote.

Section 1.03  Legal Actions. There are no legal actions against nCoat or directors in their role as directors of nCoat, nor does nCoat know of any threatened legal actions against it or any of its directors in their role as directors of nCoat. Additionally, nCoat is not engaged in any legal actions against other parties, and is current in all filings with tax and regulatory authorities, non-compliance with which would have a material adverse affect upon nCoat.

Section 1.04  Status of Business Condition. Until the Closing (as defined below), nCoat’s business and financial condition shall remain materially unchanged from the time of any due diligence or financial statement documentation provided to Tylerstone prior to Closing.

Section 1.05 Ownership of Intellectual Property. nCoat owns 100% of the beneficial right, title and interest in and to all of its intellectual property and other assets (the “Assets”) as set forth in the Disclosure Schedules subject to any liens, charges, securitizations, UCC filings or debts disclosed in the Disclosure Schedules or financial statements of nCoat provided to Tylerstone prior to Closing.

Section 1.06 Use of Proceeds. nCoat intends to use any Bridge Loan or Additional Financing (as those terms are defined below) funds substantially in the manner disclosed in the Disclosure Schedules entitled “Use of Proceeds.”

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TYLERSTONE

As an inducement to, and to obtain the reliance of nCoat and the nCoat Shareholders, except as set forth in the Tylerstone Schedules (as hereinafter defined), Tylerstone represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01  Organization; Authorization. Tylerstone is a public corporation incorporated in the State of Delaware, it is in good standing with all agencies, has filed all reports required to be filed by it under applicable securities laws and the rules and regulations of with the United States Securities and Exchange Commission (the “SEC”) and the common stock shares are listed but not presently trading on the OTC Bulletin Board under the symbol “TYLV.” Included in the Tylerstone Schedules are complete and correct copies of the certificate of incorporation, and bylaws of Tylerstone as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Tylerstone’s certificate of incorporation or bylaws. Tylerstone has taken all actions required by law, its certificate of incorporation, or otherwise to authorize the execution and delivery of this Agreement.

Section 2.02 Legal Proceedings. There are no legal actions against Tylerstone or its directors, officers, or shareholders, and Tylerstone knows of no threatened legal actions against Tylerstone, its directors, officers, or shareholders, nor is Tylerstone engaged in any legal actions against other parties.

Section 2.03 Business and Financial Condition. The business and financial condition of Tylerstone are as set forth in its filings with the SEC, on the EDGAR database, and Tylerstone is current in its filings as of the date hereof.

Section 2.04 No Mergers Contemplated. There are no outstanding mergers, acquisitions, financial commitments, obligations, liabilities, etc., other than those contemplated in this transaction.

Section 2.05  Capitalization. As of the date of this Agreement, Tylerstone's authorized capitalization consists of (a) 25,000,000 shares of common stock, par value $0.001 per share (“Tylerstone Common Stock”), of which 2,610,000 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Tylerstone will deliver to nCoat at Closing a complete and accurate list of shareholders

ARTICLE III
PLAN OF EXCHANGE

Section 3.01  The Exchange.

(a)  Exchange by nCoat Shareholders. On the terms and subject to the conditions set forth in this Agreement, the voting nCoat Shareholders who have elected to accept the exchange offer described herein (the "Accepting nCoat Shareholders") by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of nCoat (the “nCoat Tendered Shares”) set forth on Schedule A attached hereto, constituting the voting shares of common stock, of nCoat held by such Accepting nCoat Shareholder. In addition, and again on the terms and subject to the conditions set forth in this Agreement, the Accepting nCoat Shareholders who hold the powers of attorney for all of the remaining outstanding Restricted Shares of nCoat accept, as attorneys-in-fact, the exchange offer for those shares and by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, or known claims of any kind, nature, or description, the balance of all of the remaining Restricted Shares of common stock of nCoat (the “Restricted nCoat Tendered Shares”); the objective of such exchange (the “Exchange”) being the acquisition by Tylerstone of not less than 100% of the issued and outstanding common stock of nCoat.

(b)  In exchange for the transfer of such securities by the Accepting nCoat Shareholders, Tylerstone shall issue to the Accepting nCoat Shareholders an aggregate of 1,870,000 pre-split shares, or 37,400,000 post-split shares for the Accepting nCoat Shareholder’s stock (assuming the effectiveness of the forward split approved by the board of directors of Tylerstone on January 25, 2006 (the “Required Stock Split”)) (the “Tylerstone New Shares”), for the nCoat Tendered Shares. In addition, Tylerstone shall issue, with similar restrictions, vesting schedules and other terms as those surrendered, 672,000 pre-split shares or 13,440,000 post-split shares for the Restricted Shares to the remaining shareholders of nCoat (the “Tylerstone New Restricted Shares”) for the shares of Restricted nCoat Common Stock.

(c)  In consideration for the Closing of the Exchange (the “Closing”), certain Tylerstone shareholders will tender an aggregate of 750,000 pre-split shares of Tylerstone common stock (the “Tylerstone Tendered Shares”) to Tylerstone for Cancellation.

(d)  The tender of the Tylerstone Tendered Shares, the issuance of the Tylerstone New Shares and Tylerstone New Restricted Shares, and the tender of the nCoat Tendered Shares and Restricted nCoat Tendered Shares shall occur at Closing.

(e)  It is the intention of the parties that immediately following the Closing, on the date of the Closing (the “Closing Date”):

(i) There will be an aggregate of 4,402,000 pre-split shares or 88,040,000 post-split shares of Tylerstone Common Stock issued and outstanding;

(ii) Of those 4,402,000 pre-split shares or 88,040,000 post-split shares, the Accepting nCoat Shareholders will hold an aggregate of 1,870,000 pre-split shares or 37,200,000 post-split shares of Tylerstone Common Stock, the remaining Tylerstone shareholders will hold an aggregate of 1,860,000 pre-split shares or 37,200,000 post-split shares of Tylerstone Common Stock, and the remaining 672,000 pre-split shares or 13,440,000 post split shares of Tylerstone Common Stock shall be held as Tylerstone New Restricted Shares surrendered by the remaining nCoat shareholders .

(f)   At the Closing, on surrender by the nCoat shareholders of their certificate or certificates representing the nCoat Tendered Shares and Restricted nCoat Tendered Shares to Tylerstone or its registrar or transfer agent, each nCoat Shareholders shall receive a certificate or certificates evidencing his or her proportionate interest in the Tylerstone New Shares and Tylerstone New Restricted Shares, respectively.

(g)  It is not the intention of the Parties to create a new class of Tylerstone Common Stock in connection with the restrictive nature of a portion of the stock issued, only to denote that some of the issued stock bears restrictions and vesting schedules.

Section 3.02  Anti-Dilution. The number of shares of Tylerstone Common Stock issuable upon the Exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Tylerstone Common Stock which may occur, other than the Required Stock Split, between the date of the execution of this Agreement and the Closing Date.

Section 3.03  Closing Events. At the Closing, Tylerstone, the Tylerstone shareholders, nCoat, the Accepting Shareholders and the holders of the Restricted nCoat Tendered Shares shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, as applicable, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04  Deadline. The Parties agree that the Closing shall occur on or before February 15, 2007, unless otherwise agreed by the Parties.

Section 3.05 Termination. This Agreement may be terminated by the Board of Directors of nCoat or Tylerstone only in the event that Tylerstone or nCoat do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

Section 3.06 Additional Termination Right. In addition to those rights set forth above in Section 3.05, in the event that within the later of April 30, 2007 or thirty (30) days of active public market trading days of Tylerstone after Closing. Tylerstone has not secured an additional Five Million Five Hundred Thousand Dollars ($5,500,000) in funding (the “Additional Funding”) on terms as set forth in Sections 6.03 and 6.05 below, nCoat and the Accepting nCoat Shareholders shall be entitled, in their exclusive discretion, to either:

(a)  Terminate this Agreement, return for cancellation the New Tylerstone Shares and Tylerstone New Restricted Shares to Tylerstone and receive back from Tylerstone the nCoat Tendered Shares and Restricted nCoat Tendered Shares; or

(b)  Forego any right of termination under this Section 3.06 in exchange for the issuance by Tylerstone to the Accepting nCoat Shareholders of additional shares of restricted common stock (the “New Additional Shares”). The aggregate number of New Additional Shares to be issued to the Accepting nCoat Shareholders shall be determined by dividing the difference between $5,500,000 and the actual aggregate amount of the Additional Funding by .25

ARTICLE IV
SPECIAL COVENANTS

Section 4.01  Access to Properties and Records. Tylerstone and nCoat will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Tylerstone or nCoat, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Tylerstone or nCoat, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Final Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02  Delivery of Books and Records. At the Closing, nCoat shall deliver to Tylerstone the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of nCoat now in the possession of nCoat or its representatives. Tylerstone shall deliver to nCoat the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Tylerstone now in the possession of Tylerstone or its representatives.

Section 4.03  Third Party Consents and Certificates. Tylerstone and nCoat agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04  Tylerstone Shareholder Approval. Tylerstone shall promptly contact its shareholders and ask that a majority of the shareholders of Tylerstone approve, and Tylerstone's Board of Directors shall recommend approval of, the terms of this Agreement and such other matters as shall be required under Delaware State law for approval hereunder. In addition, Tylerstone shall continue to promptly file with the SEC necessary disclosure statements required by federal securities law.

Section 4.05  Forward Stock Split. Prior to the Closing, Tylerstone shall effectuate the Required Stock Split. Tylerstone shall take all necessary steps to amend its Certificate of Incorporation to reflect the Required Stock Split.

Section 4.06 Increase in Authorized Capital. Prior to Closing, Tylerstone shall effectuate an amendment to its Certificate of Incorporation to increase its authorized capital from 25,000,000 shares of common stock to 500,000,000 shares of common stock. Tylerstone shall take all necessary steps to amend its Certificate of Incorporation to reflect the increase in authorized capital.

Section 4.07 Name Change. Prior to Closing, Tylerstone shall effectuate an amendment to its Certificate of Incorporation to change its name to nCoat, Inc. Tylerstone shall take all necessary steps to amend its Certificate of Incorporation to reflect the name change.

Section 4.08 Additional Actions Prior to Closing.

(a)  From and after the date of this Agreement until the Closing and except as set forth in the Tylerstone Schedules or nCoat Schedules or as permitted or contemplated by this Agreement, Tylerstone (subject to paragraph (iv) below) and nCoat, respectively, will each:

(i)  carry on its business in substantially the same manner as it has heretofore;

(ii)  maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)  maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)  perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)  use commercially reasonable care, diligence and skill to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)  fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)  From and after the date of this Agreement until the Closing, neither Tylerstone nor nCoat will:

(i)  make any changes in their respective certificate of incorporation or bylaws except as contemplated by this Agreement;

(ii)  enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iii)  sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 4.09  Indemnification.

(a)  nCoat hereby agrees to indemnify Tylerstone and each of the officers, agents and directors of Tylerstone as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any material inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Final Closing.

(b)  The Accepting nCoat Shareholders agree to indemnify Tylerstone and each of the officers, agents and directors of Tylerstone as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any claim which is finally determined by a court of competent jurisdiction that (i) the Accepting nCoat Shareholder did not have good title to the nCoat Tendered Shares or (ii) that the nCoat Tendered Shares where subject to a lien or encumbrance.. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Final Closing.

(c)  Tylerstone hereby agrees to indemnify nCoat and each of the officers, agents, and directors of nCoat and the nCoat Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Final Closing.

(d)  Tylerstone hereby agrees to indemnify nCoat and each of the officers, agents, and directors of nCoat and the nCoat Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any claim from the cancellation of the Tylerstone Shareholder’s stock as set forth in Section 3.01 (c), including, but not limited to, any claim by any third party asserting rights, ownership, liens or otherwise in connection with the stock surrendered and cancelled. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Final Closing.

Section 4.10  The Acquisition of Tylerstone Common Stock. Tylerstone and nCoat understand and agree that the consummation of this Agreement including the issuance of the Tylerstone New Shares, Tylerstone New Restricted Shares and, if applicable, the New Additional Shares, to the nCoat Shareholders in the Exchange for the nCoat Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes. Tylerstone and nCoat agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)  In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each Accepting nCoat Shareholder and the holders of the Restricted nCoat Tendered Shares shall execute and deliver to Tylerstone a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit SL and Exhibit IRL , respectively.

(b)  In connection with the transaction contemplated by this Agreement, Tylerstone and nCoat shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of nCoat reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)  In order to more fully document reliance on the exemptions as provided herein, nCoat, the Accepting nCoat Shareholders, the holders of the Restricted nCoat Tendered Shares and Tylerstone shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as nCoat or Tylerstone and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d)  The Accepting nCoat Shareholders and the holders of the Restricted nCoat Tendered Shares acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 4.11  Sales of Securities Under Rule 144, If Applicable.

(a)  Tylerstone will use commercially reasonable care, diligence and skill at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b)  Upon being informed in writing by any person holding restricted stock of Tylerstone that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Tylerstone will certify in writing to such person that it is in compliance with Rule 144 current public information requirement to enable such person to sell such person's restricted stock under Rule 144, as may be applicable under the circumstances.

(c)  If any certificate representing any such restricted stock is presented to Tylerstone's transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, Tylerstone will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d)  This Section 4.11 shall survive the closing of this Agreement for a period of two (2) years.

Section 4.12 Financing. Tylerstone shall have secured debt or equity or other financing in an aggregate amount of between $7,500,000 and $12,500,000, in the form of debentures which are convertible into common stock of Tylerstone, on terms equal to or substantially similar to those set forth in Section 6.05 below, of which at least $7,500,000 (including the Bridge Loan and the Additional Financings described below) will have closed on or before the later of April 30, 2007 or thirty active public market trading days of Tylerstone after Closing.

Section 4.13 Registration of Stock. The Parties acknowledge and agree that Tylerstone New Shares, Tylerstone New Restricted Shares and, if applicable, the New Additional Shares shall be subject to Rule 144 and subject to Section 4.11 herein. The Parties further acknowledge and agree that Tylerstone has executed, and may continue to execute, debentures with conversion rights to Tylerstone Common Stock. Such debentures contain language imposing on Tylerstone the requirement that the shares represented by the conversion rights be registered for resale under the Securities Act. After Closing the Parties agree that registration for resale shall be governed by the debenture language and Rule 144 as required.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLERSTONE

The obligations of Tylerstone under this Agreement are subject to the satisfaction, at or before Closing, of the following conditions:

Section 5.01  Accuracy of Representations and Performance of Covenants. The representations and warranties made by nCoat in this Agreement were true when made and shall be true at Closing with the same force and effect as if such representations and warranties were made at and as of Closing (except for changes therein permitted by this Agreement). nCoat shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by nCoat prior to or at the Closing. Tylerstone shall be furnished with a certificate, signed by a duly authorized executive officer of nCoat and dated the Closing Date, to the foregoing effect.

Section 5.02  Information Provided. Tylerstone shall have been furnished with that information on the business and affairs of nCoat which it deems, in its sole and absolute discretion, to be necessary for it to meet its continuous disclosure obligations under the Securities Exchange Act of 1934 upon Closing.

Section 5.03  No Material Adverse Change. As of the Closing there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of nCoat to conduct its business or the earning power thereof.

Section 5.04  Financial Statements. nCoat shall have completed audited pro forma consolidated financial statements required to be filed upon Final Closing by Tylerstone as a reporting issuer under the Securities Exchange Act of 1934.

Section 5.05  Opinion of Counsel. Tylerstone shall have received the opinion of counsel to Tylerstone that the Closing will not result in Tylerstone breaching any applicable securities law, rules and regulations.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF nCOAT
AND THE nCOAT SHAREHOLDER

The obligations of nCoat and the Accepting nCoat Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01  Accuracy of Representations and Performance of Covenants. The representations and warranties made by Tylerstone in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Tylerstone shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Tylerstone.

Section 6.02 Issuance of Shares. Shares of Tylerstone common stock to be issued by Tylerstone to the Accepting nCoat Shareholders and to the holders of the Restricted nCoat Tendered Shares at Closing shall have been issued.

Section 6.03 Financing. Tylerstone shall have secured debt or equity or other financing of between $7,500,000 and $12,500,000, in the form of debentures which are convertible into common stock of Tylerstone, on terms equal to or substantially similar to those set forth in Section 6.05 below, of which at least $7,500,000 (including the Bridge Loan and the Additional Financings described below) will have closed on or before the later of April 30, 2007 or thirty active market trading days of Tylerstone after Closing.

Section 6.04 Bridge Loan. nCoat and Tylerstone acknowledge that Tylerstone has provided a loan (the “Bridge Loan”) to nCoat in the aggregate amount of $2,000,000 prior to the Closing, pursuant to a line of credit which is to be repaid pursuant to its terms.

Section 6.05 Terms of Bridge Loan. The Bridge Loan has been financed through the issuance of convertible debentures (the “Debentures”) by Tylerstone to investors, with the Debentures having the following terms: (i) the Debentures shall be convertible to shares of post-split common stock of Tylerstone at $0.50 per share, convertible at any time after the effective date of the Stock Split described above in Section 4.05; (ii) the Debentures shall permit the investors to require, on or after March 1, 2007, Tylerstone to register the resale, under the Securities Act, of any shares issued upon conversion of the Debentures; (iii) the Debentures shall bear interest at a rate of .5 percent above the prime interest rate as reported by the Wall Street Journal’s bank survey not to exceed 9.5% per annum until converted or paid; and (iv) and the Debentures shall permit any interest due thereunder to be converted on the same terms as the principal.

Section 6.06 Filing with SEC. The Parties anticipate that within four business days of executing this Agreement, Tylerstone will file with the SEC on Form 8-K, a report disclosing the execution and terms of this Agreement. The Parties further anticipate that within four business days from the date of filing the amendment to change the Article of Incorporation for Tylerstone, Tylerstone will file with the SEC an additional Form 8-K report disclosing the changes. Finally, within four days of the Closing, Tylerstone will file with the SEC a current report on Form 8-K to provide all the required disclosures relating to the Closing, the Exchange, financial and other information with respect to nCoat, and any other required information.

ARTICLE VII
MISCELLANEOUS

Section 7.01  Brokers. Tylerstone, the Accepting nCoat Shareholders and nCoat agree that, except as set out on Schedule 7.01 of the Tylerstone Schedules and the nCoat Schedules, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Tylerstone and nCoat each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02  Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware. Venue for all matters shall be in Delaware, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03  Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to nCoat, to:	Paul S Clayson 7237 Pace Road Whitsett, North Carolina Tel: (336) 447-2000 Fax: (336) 447-2020

With copies to:	Jeffrey M. Jones, Esq. Durham Jones & Pinegar, P.C. 111 East Broadway, Suite 900 Salt Lake City, Utah 84111 Tel: 801-41503000 Fax: 801-415-3500

If to Tylerstone, to:	Paul S Clayson 7237 Pace Road Whitsett, North Carolina Tel: (336) 447-2000 Fax: (336) 447-2020

With copies to:	Jeffrey M. Jones, Esq. Durham Jones & Pinegar, P.C. 111 East Broadway, Suite 900 Salt Lake City, Utah 84111 Tel: 801-41503000 Fax: 801-415-3500
If to an Accepting nCoat Shareholder:	At the address listed next to such Accepting nCoat Shareholder on Exhibit B hereto.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04  Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05  Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06  Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07  Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.08  Third Party Beneficiaries. This contract is strictly between Tylerstone, nCoat, and the Accepting nCoat Shareholders, and, except as specifically provided, no director, officer, stockholder (other than the Accepting nCoat Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09  Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of Tylerstone and nCoat will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10  Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11  Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

TYLERSTONE VENTURES CORPORATION

By: /s/ Terry R. Holmes
Name: Terry R. Holmes
Title: President

NCOAT, INC.

By: /s/ Paul S Clayson
Name: Paul S Clayson
Title: Chairman, CEO

ACCEPTING NCOAT SHAREHOLDERS

The undersigned Shareholders of nCoat hereby agree to participate in the Exchange on the terms set forth above. Subject to Section 7.11 above, the undersigned hereby represents and affirms that he has read each of the representations and warranties of nCoat set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct. In addition, as attorneys-in-fact for all of the holders of nCoat Restricted Shares, we execute the Agreement on their behalf, and agree to participate in the Exchange on the terms set forth above

Name, address and Signature	Number of nCoat Shares Tendered

/s/ Terry R. Holmes
Terry R. Holmes, individually,	2,500,000
and as attorney-in-fact for the holders
nCoat Restricted Shares
7237 Pace Road
Whitesett, NC 27377

/s/ Paul S Clayson
Paul S Clayson, individually,	2,500,000
and as attorney-in-fact for the holders
nCoat Restricted Shares
7237 Pace Road
Whitesett, NC 27377

/s/ Steve Studdert
Steve Studdert, individually,	100,000
and as attorney-in-fact for the holders
nCoat Restricted Shares
423 Ranch Drive
Alpine, UT 84004

/s/ Mark Willes
Mark Willes, individually,	3,400,000
and as attorney-in-fact for the holders
nCoat Restricted Shares
3651 North 100 East
Suite 300
Provo, Utah 84604

Exhibit SL

SUITABILITY LETTER
(TO BE COMPLETED BY EACH ACCEPTING NCOAT SHAREHOLDER)

TO: Tylerstone Ventures Corporation

I make the following representations with the intent that they may be relied on by Tylerstone Ventures Corporation (the "Company"), in determining my suitability as a purchaser of securities of the Company (the "Shares").

2.  I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision on the Company.

3.  I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

4.  I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

5.  The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

6.  I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

7.  Instructions: Complete either (a) or (b) below, as applicable:

(a)  FOR ACCREDITED INVESTORS. I confirm that I am an "accredited investor" as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as checked below:

(i)  Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

o Yes o No

(ii)  Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

o Yes o No

(iii)  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

o Yes o No

(iv)  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

o Yes o No

(v)  Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

o Yes o No

For purposes of category (v), the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the undersigned's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi)  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

o Yes o No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii)  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

o Yes o No

(viii)  Any entity in which all of the equity owners are accredited investors.

o Yes o No

(b)  FOR NONACCREDITED INVESTORS. I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i)  My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii)  My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

o Yes o No

(iii)  Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

o Yes o No

7.  I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8.  I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future. I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9.  I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10.  I will hold title to my interest as follows:

o	Community Property	o	Separate Property

o	Joint Tenants, with Right of Survivorship	o	Tenants in Common

		o	Other (Single Person, Trust, Etc., Please Indicate.)

_________________________________

11.  I am a bona fide resident of the state of __________. The address below is my true and correct principal residence.

DATED this ____ day of __________, 2007

Name (Please Print)	Name of Joint Subscriber, If Any

Signature	Signature

Street Address	Street Address

City, State, and Zip Code	City, State, and Zip Code

Exhibit IRL
INVESTMENT REPRESENTATION LETTER
(TO BE SIGNED BY EACH ACCEPTING NCOAT SHAREHOLDER)

Tylerstone Ventures Corporation

Re: Purchase of shares of Common Stock of Tylerstone Ventures Corporation

Gentlemen:

In connection with the acquisition by the undersigned of shares of Common Stock of Tylerstone Ventures Corporation (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "Securities Act"), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of an "underwriter" focuses on the concept of "distribution" and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two year from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with rule 144 unless the undersigned furnishes the issuer with a "no-action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

Very truly yours,

Dated: ________________________		________________________________ (Subscriber)

________________________________ (Joint Subscriber)

EXHIBIT A

ACCEPTING NCOAT SHAREHOLDERS

Name	Number of Shares of nCoat, Inc., Common Stock to be Tendered

Terry R. Holmes	2,500,000

Paul S Clayson	2,500,000

Steve Studdert	100,000

Mark Willes	3,400,000

nCoat Schedules

Exhibit NS1 - Copy of Articles of Incorporation and Amendments

Exhibit NS2 - Copy of nCoat, Inc. Bylaws

Exhibit NS3 - Copy of Corporate Resolution specifically permitting the Execution and Delivery of the Share Exchange Agreement

Tylerstone Schedules

Exhibit TS1 - Copy of Articles of Incorporation and Amendments

Exhibit TS2 - Copy of nCoat, Inc. Bylaws

Exhibit TS3 - Copy of Corporate Resolution specifically permitting the Execution and Delivery of the Share Exchange Agreement